Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01666 per share, of PHX Minerals Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 15th day of May, 2025.

WHITEHAWK INCOME CORPORATION

/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

WHITEHAWK ACQUISITION, INC.

/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	President

WHITEHAWK MERGER SUB, INC.

/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	President

WHITEHAWK - EQUITY HOLDINGS, LP

By: WHITEHAWK – EQUITY HOLDINGS GP, LLC
Its: General Partner

By: WHITEHAWK ENERGY, LLC
Its: Sole Member

/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

WHITEHAWK - EQUITY HOLDINGS, GP, LLC

BY: WHITEHAWK ENERGY, LLC
Its: Sole Member

/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

WHITEHAWK ENERGY, LLC

/s/ Jeffrey Slotterback
Name:	Jeffrey Slotterback
Title:	Chief Financial Officer

DANIEL HERZ

/s/ Daniel Herz
Name:	Daniel Herz

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